                                                                       EXHIBIT 1

                          VOTING AND OPTION AGREEMENT



                 THIS VOTING AND OPTION AGREEMENT (this "Agreement") is entered into as of August 29, 1997, by and among BTG, INC., a Virginia corporation ("Acquiror"), MICROS-TO-MAINFRAMES, INC., a New York corporation (the "Company"), and the undersigned stockholders of the Company (each a "Stockholder" and collectively, the "Stockholders").

                 WHEREAS, the Stockholders are the record and beneficial owners of the number of shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") as set forth on Exhibit A hereto;

                 WHEREAS, Acquiror, BTG MERGER SUB, INC., a New York corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof, which provides, among other things, for the merger of the Company with and into Merger Sub or the merger of Merger Sub with and into the Company (the "Merger") and the conversion and exchange of Company Common Stock into shares of common stock of Acquiror, no par value ("Acquiror Common Stock"), and cash;

                 WHEREAS, to induce Acquiror to enter into the Merger Agreement and to effect the Merger, the Stockholders and the Company have agreed to enter into this Agreement; and

                 WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement.

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.       DISPOSITION OF SHARES

         Each Stockholder agrees that such Stockholder will not sell, transfer, pledge, assign or otherwise encumber or dispose of, enter into any contract, option or other agreement with respect to, the sale, transfer, pledge, assignment or other encumbrance or disposition of any shares of the Company Common Stock now owned or hereafter acquired beneficially or of record by such Stockholder.


SECTION 2.       VOTING

         Each Stockholder agrees to vote all of the shares of Company Common Stock now owned or hereafter acquired beneficially or of record by such Stockholder (a) in favor of the Merger and the adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of the Company and by Acquiror) in connection with any meeting of, or solicitation of consents from, the stockholders of the Company at which or in connection with which the Merger and the Merger Agreement are submitted for the consideration and vote of the stockholders of the Company; (b) against approval or adoption of any extraordinary corporate transaction (other than the Merger, the Merger Agreement or the transactions contemplated thereby) including, without limitation, any transaction involving: (i) the sale or transfer of all or substantially all of the common stock of the Company, whether by merger, consolidation or other business combination; (ii) a sale or transfer of all or substantially all of the assets of the Company and its subsidiaries, (iii) a reorganization, recapitalization or liquidation of the Company and its subsidiaries, or (iv) any charter or bylaw amendment creating any new class of securities of the Company or otherwise affecting the rights of any class of security as currently in effect; (c) against approval or adoption of resolutions which would have the effect of preventing, delaying or otherwise frustrating consummation of the Merger or otherwise preventing or materially delaying the Company from performing its obligations under the Merger Agreement; and (d) against any action which would constitute a breach of any provision of the Merger Agreement or this Agreement. To the extent inconsistent with the foregoing provisions of this Section 2, each Stockholder hereby revokes any and all previous proxies with respect to the shares of the Company Common Stock owned beneficially or of record by such Stockholder. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.


SECTION 3.       GRANT OF OPTIONS

                 (a) Subject to the terms and conditions set forth in this Agreement, each Stockholder hereby irrevocably grants to Acquiror an option (each an "Option") to purchase the Company Common Stock now owned or hereafter acquired beneficially or of record by such Stockholder at a cash exercise price of Five Dollars and Sixty-Two Cents ($5.62) per share, as adjusted upon the declaration of any stock splits, dividends, recapitalizations or other distributions or changes affecting the Company Common Stock (the "Option Price").

                 (b) During the period prior to the termination of this Agreement in accordance with its terms, Acquiror or its designee may exercise any Option in whole but not in part, at any time (i) upon the occurrence of (and during the thirty (30) day period following) a breach by a Stockholder of any of such Stockholder's obligations under this Agreement or a breach by the Company of its obligations under Section 7.9 of the Merger Agreement; (ii) any person or group (A) other than Acquiror or its affiliates shall have acquired or become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of more than twenty percent (20%) of the outstanding shares of Company Common Stock, or (B) any person or group other than Acquiror or its affiliates shall have been granted any option or right, conditional or otherwise, to acquire more than twenty percent (20%) of the outstanding shares of Company Common Stock; or (iii) any person other than Acquiror or its affiliates shall have made a tender offer or exchange offer (or entered into an agreement to make such a tender offer or exchange offer) for at least twenty percent (20%) of the then outstanding shares of Company Common Stock.

                 (c) If Acquiror elects to exercise an Option at such time as such Option is exercisable pursuant to Section 3(b), Acquiror shall deliver written notice (the "Exercise Notice") to the Stockholder specifying Acquiror's intention to exercise such Option, the total number of shares of Company Common Stock that Acquiror wishes to purchase and a date and time for the closing of such purchase (a "Closing"), which Closing shall not be less than three (3) nor more than thirty (30) days after the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the HSR Act. All Closings under this Section 3 shall be held at the principal executive offices of Acquiror or its counsel, or at such other place as the Stockholder and Acquiror may agree.

                 (d) At each Closing hereunder, (i) Acquiror or its designee will make payment to the Stockholder of the aggregate price for the shares of Company Common Stock being so purchased by delivery of a certified check, official bank check or wire transfer of funds pursuant to the Stockholder's instructions payable to the Stockholder in an amount equal to the product obtained by multiplying the Option Price by the number of shares of Company Common Stock to be purchased, and (ii) upon receipt of such payment the Stockholder will deliver to Acquiror or its designee a certificate or certificates representing the number of validly issued, fully paid and non-assessable shares of Company Common Stock so purchased, in the denominations and registered in such names designated to the Stockholder in writing by Acquiror.


SECTION 4.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

                 (a) Each Stockholder represents and warrants to Acquiror as follows:

                          (i)     The Stockholder has the necessary power and
authority to enter into this agreement and to perform the Stockholder's obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

                          (ii)    The execution and delivery of this Agreement
and the consummation of the transactions herein contemplated will not conflict with or violate any law, regulation, court order, judgment or decree applicable to the Stockholder or by which the property of the Stockholder is bound or affected, or conflict with or result in any breach of or constitute a default under any contract or agreement to which the Stockholder is a party or by which the Stockholder or his properties are bound or affected, which conflict, violation, breach or default would adversely affect the Stockholder's ability to perform its obligations under this Agreement.

                          (iii)   The number of shares set forth on Exhibit A
next to the Stockholder's name are the only shares of voting stock owned beneficially or of record by Stockholder (the "Shares") and the Stockholder holds no options, warrants, or other rights to acquire shares of any class of capital stock of the Company, except as set forth on Exhibit A. The Stockholder has the sole power respecting voting and transfer of the Shares. The Shares and the certificates representing the Shares are now, and at all times during the term hereof will be, owned beneficially and of record by the Stockholder, free and clear of all liens, claims, security interests, proxies, options, warrants or other rights, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances arising under this Agreement.


SECTION 5.       TERMINATION

         This Agreement shall terminate on the earlier to occur of (a) the date on which the Merger is consummated or (b) the date on which the Merger Agreement is terminated; provided, however, that the provisions of Sections 1 and 2 hereof shall survive the termination of this Agreement for the thirty
(30) day period specified in Section 3(b) if Acquiror shall have the right to exercise the Option as of the date of such termination; provided, further, that nothing herein shall relieve any party for any breach of this Agreement if this Agreement.


SECTION 6.       ACCEPTANCE BY THE COMPANY

         The Company, by the execution of this Agreement, accepts delivery of this Agreement and agrees not to take any action inconsistent with the terms and conditions herein. The Company shall make note of this Agreement in the Company's corporate books and records.


SECTION 7.       FURTHER ASSURANCES

         Each Stockholder shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary to effectuate, carry out and comply with all of such Stockholder's obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or transaction if such action would impair or interfere with the ability of any party to effectuate, carry out and comply with all of the terms of this Agreement.


SECTION 8.       SPECIFIC PERFORMANCE

         Each Stockholder acknowledges and agrees that Acquiror would be irreparably damaged in the event any of the provisions of this Agreement were not performed by such Stockholder in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Acquiror shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state hereof having jurisdiction, in addition to any other remedy to which Acquiror may be entitled at law or equity. Each Stockholder hereby waives any objection to the imposition of such relief or to the posting of a bond in connection therewith.


SECTION 9.       GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLE OF CONFLICTS OF LAW.


SECTION 10.      PARTIES IN INTEREST

         This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns. Subject to the preceding sentence hereof, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.


SECTION 11.      AMENDMENT

         This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.


SECTION 12.      NOTICES

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         If to any Stockholder:

                 The address set forth for such Stockholder on Exhibit A.

         If to Acquiror:

                 BTG, Inc.
                 3877 Fairfax Ridge Road
                 Fairfax, Virginia  22030
                 Attention: Deborah Fox
                 Facsimile: (703) 383-4205

         With a copy (which shall not constitute notice) to:

                 Hogan & Hartson L.L.P.
                 555 Thirteenth Street, N.W.
                 Washington, D.C.  20004
                 Attention: David B.H. Martin, Jr.
                 Facsimile: (202) 637-5910

         If to the Company:

                 Micros-to-Mainframes, Inc.
                 614 Corporate Way
                 Valley Cottage, New York  10989
                 Attention: Steven H. Rothman
                 Facsimile: (914) 268-9695

         With a copy (which shall not constitute notice) to:

                 Snow Becker Krauss P.C.
                 605 Third Avenue
                 New York, New York  10158
                 Attention: Jack Becker
                 Facsimile: (212) 949-7052


SECTION 13.      ENTIRE AGREEMENT; ASSIGNMENT

         This Agreement (a) constitutes the entire agreement between the parties hereby pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and (b) shall not be assigned by operation of law or otherwise, except that this Agreement shall be binding upon the Stockholders and their successors and assigns.


SECTION 14.      HEADINGS

         Section headings are included solely for convenience and are not considered to be part of this Agreement and are not intended to be an accurate description of the contents thereof.


SECTION 15.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting and Option Agreement, or have caused this Voting and Option Agreement to be duly executed and delivered on their behalf as of the date first above written.


                                      BTG, INC.



                                      By:     /s/ Edward H. Bersoff
                                         --------------------------------------
                                      Name:   Edward H. Bersoff
                                           ------------------------------------
                                      Title:  President and CEO
                                            -----------------------------------


                                      MICROS-TO-MAINFRAMES, INC.



                                      By:     /s/ Steven H. Rothman
                                         --------------------------------------
                                      Name:   Steven H. Rothman
                                           ------------------------------------
                                      Title:  President and CEO
                                            -----------------------------------


                                      STOCKHOLDERS:
                                      ------------



                                      /s/ Steven H. Rothman
                                      -----------------------------------------
                                      STEVEN H. ROTHMAN



                                      /s/ Howard A. Pavony
                                      -----------------------------------------
                                      HOWARD A. PAVONY



                                      /s/ Robert A. Fries
                                      -----------------------------------------
                                      ROBERT A. FRIES



                                      /s/ Ramon Mota
                                      -----------------------------------------
                                      RAMON MOTA



                                      /s/ Frank T. Wong
                                      -----------------------------------------
                                      FRANK T. WONG

                                   EXHIBIT A

                                  STOCKHOLDERS


                                            NUMBER OF SHARES BENEFICIALLY
                                               OWNED INCLUDING SHARES
                                            SUBJECT TO OPTIONS, WARRANTS     NUMBER OF SHARES SUBJECT TO
                                             OR OTHER RIGHTS TO ACQUIRE       OTHER OPTIONS, WARRANTS OR
          NAME AND ADDRESS                  CAPITAL STOCK OF THE COMPANY      RIGHTS TO ACQUIRE CAPITAL
                                             EXERCISABLE WITHIN 60 DAYS          STOCK OF THE COMPANY
-------------------------------------------------------------------------------------------------------------
 1. Steven H. Rothman                            1,158,625 1/                          30,000
    c/o Micros-to-Mainframes, Inc.
    614 Corporate Way
    Valley Cottage, NY  10989


 2. Howard A. Pavony                             1,157,500 2/                          30,000
    c/o Micros-to-Mainframes, Inc.
    614 Corporate Way
    Valley Cottage, NY  10989


 3. Robert A. Fries                                 81,000                                  0
    71 Peria Drive
    Rocky Hill, CT  06061


 4. Ramon Mota                                      20,065                             10,000
    c/o Micros-to-Mainframes, Inc.
    614 Corporate Way
    Valley Cottage, NY  10989


 5. Frank T. Wong                                   16,055 3/                               0
    c/o Micros-to-Mainframes, Inc.
    614 Corporate Way
    Valley Cottage, NY  10989




--------------------

1/   Includes 1,125 shares held by the  wife of Mr. Rothman.  Also includes an aggregate of 169,139 shares of Common Stock held in trust for Mr. Rothman's three children. Mr. Rothman disclaims beneficial ownership of all of such shares.

2/   Includes an  aggregate of 164,044 shares  held in trust for Mr. Pavony's two children.  Mr. Pavony disclaims beneficial ownership of all of such shares.

3/   Includes 1,000 shares held by the wife of Mr. Wong.

                                                                       EXHIBIT 2





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                   BTG, INC.

                           MICROS-TO-MAINFRAMES, INC.

                                      AND

                              BTG MERGER SUB, INC.





                          DATED AS OF AUGUST 29, 1997

                               TABLE OF CONTENTS



                                                                                                       Page
                                                                                                       ----
AGREEMENT AND PLAN OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   i

ARTICLE I  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.1. The Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.2. Effective Time.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.3. Effect of the Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.4. Certificate of Incorporation; Bylaws.  . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.5. Directors and Officers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.6. Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.7. Subsequent Actions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES  . . . . . . . . . . . . . . . . . . .   4
SECTION 2.1. Conversion of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.2. Exchange of Certificates and Payment of Cash.  . . . . . . . . . . . . . . . . . . . . .   7
SECTION 2.3. Company Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.4. Stock Transfer Books.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.5. Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.6  Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.1. Organization and Qualification; Subsidiaries.  . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.2. Certificate of Incorporation and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.3. Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.4. Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.5. No Conflict; Required Filings and Consents.  . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 3.6. SEC Filings; Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.7. Absence of Certain Changes or Events.  . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.8. Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.9. Licenses and Permits; Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.10. Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 3.11. Intellectual Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.12. Company Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.13. Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 3.14. Properties; Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.15. Labor Relations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.16. Environmental Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.17. Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.18. Accounts Receivable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 3.19. Inventory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.20. Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.21. Real Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 3.22. Board Approval; Vote Required.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.23. Opinion of Financial Advisor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.24. Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.25. Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR  . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.1. Organization and Qualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.2. Organizational Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.3. Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.4. Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.5. No Conflict; Required Filings and Consents.  . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.6. Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.7. SEC Filings; Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.8. Absence of Certain Changes or Events.  . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.9. Board Approval; Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.10. Brokers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.11. Acquiror Material Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.12. Labor Relations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.13. Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.14. Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF MERGER SUB . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.1. Organization and Qualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.2. Certificate of Incorporation and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.3. Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.4. No Conflict; Required Filings and Consents.  . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 5.5. Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 5.6. Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VI  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.1. Affirmative Covenants of the Company.  . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.2. Negative Covenants of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.3. Affirmative Covenants of Acquiror. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.4. Negative Covenants of Acquiror.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VII  ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.1. Access and Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.2. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.3. Registration Statement; Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.4. Stockholder Approval.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 7.5. Further Action; Reasonable Best Efforts. . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 7.6. Public Announcements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 7.7. Directors' and Officers' Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 7.8. HSR Act Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.9. No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.10. Affiliate Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE VIII  CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 8.1. Conditions to Obligations of Acquiror, Merger Sub and the Company to Effect the Merger.   45
SECTION 8.2. Additional Conditions to Obligations of Acquiror.  . . . . . . . . . . . . . . . . . . .  46
SECTION 8.3. Additional Conditions to Obligations of the Company. . . . . . . . . . . . . . . . . . .  48

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 9.1. Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 9.2. Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 9.3. Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 9.4. Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 9.5. Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE X  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 10.1. Nonsurvival of Representations, Warranties and Agreements.  . . . . . . . . . . . . . .  51
SECTION 10.2. Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 10.3. Certain Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 10.4. Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 10.5. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 10.6. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 10.7. Specific Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 10.8. Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 10.9. Third Party Beneficiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 10.10. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 10.11. Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 10.12. Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55





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

EXHIBITS

Exhibit A        Form of Opinion of Snow Becker Krauss P.C.
Exhibit B        Form of Opinion of Hogan & Hartson L.L.P.
Exhibit C        Form of Affiliate Agreement

                             Index of Defined Terms



                                                                Section
                                                                -------
1993 Company Stock Option Plan  . . . . . . . . . . . . .       2.3(a)
1993 Stock Option . . . . . . . . . . . . . . . . . . . .       2.3(a)
1996 Stock Option . . . . . . . . . . . . . . . . . . . .       2.3(b)
1996 Stock Option Plan  . . . . . . . . . . . . . . . . .       2.3(b)
Acquiror  . . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Acquiror Average Closing Price  . . . . . . . . . . . . .       2.1(a)
Acquiror Balance Sheet  . . . . . . . . . . . . . . . . .       4.13
Acquiror Common Stock . . . . . . . . . . . . . . . . . .       4.3
Acquiror Material Adverse Effect  . . . . . . . . . . . .       4.1
Acquiror Material Contracts . . . . . . . . . . . . . . .       4.11
Acquiror Representatives  . . . . . . . . . . . . . . . .       7.1
Acquiror SEC Reports  . . . . . . . . . . . . . . . . . .       4.7(a)
Acquiror Subsidiaries . . . . . . . . . . . . . . . . . .       4.1
Acquisition Proposal  . . . . . . . . . . . . . . . . . .       7.9(a)
affiliate . . . . . . . . . . . . . . . . . . . . . . . .       10.3(a)
Affiliate Agreements  . . . . . . . . . . . . . . . . . .       7.10
Aggregate Share Amount  . . . . . . . . . . . . . . . . .       2.1(b)(iv)
Aggregate Share Cap . . . . . . . . . . . . . . . . . . .       2.1(b)(iv)
Agreement . . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
benefit liabilities . . . . . . . . . . . . . . . . . . .       3.13(c)
beneficial owner  . . . . . . . . . . . . . . . . . . . .       10.3(b)
Benefit Plans . . . . . . . . . . . . . . . . . . . . . .       3.13(a)
Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . .       10.3(c)
business day  . . . . . . . . . . . . . . . . . . . . . .       10.3(d)
Cash Conversion Number  . . . . . . . . . . . . . . . . .       2.3(b)
Certificate of Merger . . . . . . . . . . . . . . . . . .       1.2
Certificates  . . . . . . . . . . . . . . . . . . . . . .       2.2(b)
Closing . . . . . . . . . . . . . . . . . . . . . . . . .       1.6
Closing Date  . . . . . . . . . . . . . . . . . . . . . .       1.6
Code  . . . . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Commonly Controlled Entity  . . . . . . . . . . . . . . .       3.13(a)
Company . . . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Company Balance Sheet . . . . . . . . . . . . . . . . . .       3.14
Company Common Stock  . . . . . . . . . . . . . . . . . .       3.3(a)
Company Material Adverse Effect . . . . . . . . . . . . .       3.1(a)
Company Material Contracts  . . . . . . . . . . . . . . .       3.12(a)
Company SEC Reports . . . . . . . . . . . . . . . . . . .       3.6(a)
Company Subsidiary and Company Subsidiaries . . . . . . .       3.1(a)
control, controlled by, under common control with . . . .       10.3(e)

Determination Date  . . . . . . . . . . . . . . . . . . .       2.1(a)
Dissenting Shares . . . . . . . . . . . . . . . . . . . .       2.5
Effective Time  . . . . . . . . . . . . . . . . . . . . .       1.2
employee benefit plans  . . . . . . . . . . . . . . . . .       3.13(a)
employee pension benefit plan . . . . . . . . . . . . . .       3.13(a)
Encumbrances  . . . . . . . . . . . . . . . . . . . . . .       3.3(b)
Environmental Claim . . . . . . . . . . . . . . . . . . .       3.16(d)(i)
Environmental Laws  . . . . . . . . . . . . . . . . . . .       3.16(d)(ii)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .       3.13(a)
ERISA Plan  . . . . . . . . . . . . . . . . . . . . . . .       3.13(a)
excess loss account . . . . . . . . . . . . . . . . . . .       3.10
Exchange Act  . . . . . . . . . . . . . . . . . . . . . .       3.5(b)
Exchange Agent  . . . . . . . . . . . . . . . . . . . . .       2.2(a)
Exchange Cash Consideration . . . . . . . . . . . . . . .       2.2(a)
Exchange Fund . . . . . . . . . . . . . . . . . . . . . .       2.2(a)
Forward Merger  . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Governmental Entity . . . . . . . . . . . . . . . . . . .       3.5(b)
Hazardous Materials . . . . . . . . . . . . . . . . . . .       3.16(d)(iii)
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . .       3.5(b)
Indemnified Party . . . . . . . . . . . . . . . . . . . .       7.7(b)
Intellectual Property . . . . . . . . . . . . . . . . . .       3.11(b)
intercompany transaction  . . . . . . . . . . . . . . . .       3.10
Leased Real Property  . . . . . . . . . . . . . . . . . .       3.21
Leases  . . . . . . . . . . . . . . . . . . . . . . . . .       3.21
Maximum Amount  . . . . . . . . . . . . . . . . . . . . .       7.7(a)
Merger  . . . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Merger Consideration  . . . . . . . . . . . . . . . . . .       2.2(b)
Merger Sub  . . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Multiemployer Plan  . . . . . . . . . . . . . . . . . . .       3.13(d)
NASD  . . . . . . . . . . . . . . . . . . . . . . . . . .       3.5(b)
NASDAQ  . . . . . . . . . . . . . . . . . . . . . . . . .       2.1(a)
New York Law  . . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Outstanding Company Stock . . . . . . . . . . . . . . . .       2.1(a)
Permits . . . . . . . . . . . . . . . . . . . . . . . . .       3.9
Per Share Amount  . . . . . . . . . . . . . . . . . . . .       2.1(a)
person  . . . . . . . . . . . . . . . . . . . . . . . . .       10.3(f)
plan of reorganization  . . . . . . . . . . . . . . . . .       2.6
Proxy Statement . . . . . . . . . . . . . . . . . . . . .       7.3(a)
qualified . . . . . . . . . . . . . . . . . . . . . . . .       3.13(b)
Registration Statement  . . . . . . . . . . . . . . . . .       7.3(a)
Reverse Merger  . . . . . . . . . . . . . . . . . . . . .       PREAMBLE
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . .       3.6(a)
Securities Act  . . . . . . . . . . . . . . . . . . . . .       3.6(a)
Stock Conversion Number . . . . . . . . . . . . . . . . .       2.3(b)
Stockholders' Meeting . . . . . . . . . . . . . . . . . .       7.4

Subsidiary  . . . . . . . . . . . . . . . . . . . . . . .       3.1(b)
Surviving Corporation . . . . . . . . . . . . . . . . . .       1.1
tax, taxable and taxes  . . . . . . . . . . . . . . . . .       3.10
Termination Date  . . . . . . . . . . . . . . . . . . . .       9.1(h)
Termination Fee . . . . . . . . . . . . . . . . . . . . .       9.3
unfunded current liability  . . . . . . . . . . . . . . .       3.13(c)
Voting Agreement  . . . . . . . . . . . . . . . . . . . .       PREAMBLE
Voting Shareholders . . . . . . . . . . . . . . . . . . .       PREAMBLE